Exhibit 99.1

Motorola Solutions Completes Acquisition of Airwave

•	Airwave is largest private operator of a public safety network in the world

•	Significantly expands Motorola Solutions’ managed and support services business

•	Immediately accretive to non-GAAP earnings and free cash flow

SCHAUMBURG, Ill., U.S. and LONDON – Feb. 19, 2016 – Motorola Solutions (NYSE: MSI) today announced that it has completed its acquisition of Airwave, the largest private operator of a public safety network in the world.

“The acquisition of Airwave enables us to significantly grow our managed and support services business and reflects our commitment to the public safety users in Great Britain,” said Greg Brown, chairman and CEO of Motorola Solutions. “The combination of our years of experience as a trusted global leader in mission-critical communications and Airwave’s proven service delivery platform will provide Great Britain with innovative emergency services technology that enhances public safety today and into the future.”

Airwave delivers mission-critical voice and data communications to more than 300 emergency and public service agencies in Great Britain, including police, fire, rescue and ambulance services. Motorola Solutions has been a trusted, reliable communications partner to the emergency services community in Great Britain for more than 45 years. Recently, the UK Home Office awarded Motorola Solutions a long-term contract for the user services (Lot 2) for the Emergency Services Network (ESN), the future public safety network based on long-term evolution (LTE) technology.

Motorola Solutions purchased Airwave on a debt-free basis with a net cash payment of approximately £700 million (approximately $1 billion) at closing. In addition, a deferred cash payment of £64 million (approximately $90 million) will be made in November 2018. Motorola Solutions expects that the acquisition will be immediately accretive to its non-GAAP earnings and free cash flow. The company intends to incorporate Airwave into its 2016 financial outlook, which will be described in more detail during the company’s quarterly conference call with financial analysts at 4 p.m. CST (5 p.m. EST) on Monday, Feb. 22. For call information, visit www.motorolasolutions.com/investors.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of applicable federal securities law. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates” and similar expressions. The company can give no assurance that any actual or future results or events discussed in these statements will be achieved. Any forward-looking statements represent the company’s views only as of today and should not be relied upon as representing the company’s views as of any subsequent date. Readers are cautioned that such forward-looking statements are subject to a variety of risks and uncertainties that could cause the company’s actual results or events discussed in these statements to differ materially from the statements contained in this release. Such forward-looking statements include, but are not limited to, the expected impact to non-GAAP earnings and free cash flow of Motorola Solutions. Motorola Solutions cautions the reader that the risk factors below, as well as those on pages 9 through 20 in Item 1A of Motorola Solutions, Inc.’s 2014 Annual Report on Form 10-K, page 39 in Part II, Item 1A of Motorola Solutions, Inc.’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 3, 2015, and in its other SEC filings available for free on the SEC’s website at www.sec.gov and on Motorola Solutions’ website at www.motorolasolutions.com, could cause Motorola Solutions’ actual results or events discussed in these statements to differ materially from those estimated or predicted in the forward-looking statements. Many of these risks and uncertainties cannot be controlled by Motorola Solutions and factors that may impact forward-looking statements include, but are not limited to: (1) the future results of operations of Airwave; (2) the impact of foreign currency fluctuations on the company and Airwave; (3) negative impact on the company’s and Airwave’s business, from global economic and political conditions, particularly in the UK; and (4) the impact on the company’s performance and financial results deriving from the anticipated benefits of the transaction. Motorola Solutions undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

About Motorola Solutions

Motorola Solutions (NYSE: MSI) creates innovative, mission-critical communication solutions and services that help public safety and commercial customers build safer cities and thriving communities. For ongoing news, visit www.motorolasolutions.com/newsroom or subscribe to a news feed.

Media Contacts:

Tama McWhinney

+1 847-538-1865

tama.mcwhinney@motorolasolutions.com

Elvan Lindberg

+46 70-7448893

elvan.lindberg@motorolasolutions.com

Investor Contacts:

Shep Dunlap

+1 847-576-6899

shep.dunlap@motorolasolutions.com

Chris Kutsor

+1 847-576-4995

chris.kutsor@motorolasolutions.com

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